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                            GLYCOSYN PHARMACEUTICALS, INC.
                        2200 PACIFIC COAST HIGHWAY, SUITE 301
                           HERMOSA BEACH, CALIFORNIA  90254

                                   October __, 1997

New Concept Therapeutics, Inc.                    Mr. Gerald Head
303-E East Durham Road                            303-E East Durham Road
Cary, North Carolina  27513                       Cary, North Carolina  27513

Mr. David Spielvogel
303-E East Durham Road
Cary, North Carolina  27513

     Re:  INVESTMENT IN NEW CONCEPT THERAPEUTICS, INC.

Gentlemen:

     This Letter Agreement will confirm our recent discussions relating to a proposed investment (the "Investment Transaction") whereby Glycosyn Pharmaceuticals, Inc., a Delaware corporation ("Glycosyn"), will conduct an equity investment in New Concept Therapeutics, Inc., a North Carolina corporation ("NCT"), in accordance with the general terms described below. This Letter Agreement assumes that NCT has 100 common shares issued and outstanding, of which 51 common shares are owned by Gerald Head ("Head") and 49 common shares are owned by David Spielvogel ("Spielvogel"). This Letter Agreement also assumes that the authorized capital of Glycosyn consists of 10,000,000 of the $.001 par value common stock ("Glycosyn Common Stock") of Glycosyn, of which 5,262,100 shares of Glycosyn Common Stock are issued and outstanding; and 5,000,000 shares of the $.001 par value preferred stock of Glycosyn, of which 250,000 shares (designated as "Series A Preferred Stock) are issued and outstanding. This Letter Agreement further assumes that there are no outstanding options, warrants or other rights to acquire any securities of NCT or Glycosyn.

     On the basis of our discussions, Glycosyn and each of you hereby confirm our agreement to consummate the Investment Transaction on the following general terms and conditions. We hereby confirm our intent to enter into a more formal written agreement ("Definitive Agreement") concerning the Investment Transaction as soon as possible. In the meantime, however, this Letter Agreement shall constitute the binding agreement of the parties to all of the terms and conditions contained herein.

          1. STRUCTURE OF TRANSACTION. At the Closing (as defined below), NCT shall issue into an escrow to be maintained by NCT's counsel, Roderick W. O'Donoghue, Jr., Esq. ("Escrow Agent"), to be held in escrow for the benefit of Glycosyn, 23 common shares ("NCT Shares") of NCT in consideration of Glycosyn's issuance of an unsecured promissory note ("Note") to NCT in the original principal amount of $250,000. The Note shall bear interest at the rate of ten percent (10%) per annum. The Note shall require the payment of $50,000 of the principal amount thereunder on or before December 31, 1997. The Note shall also require the payment of the


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remaining $200,000 principal amount and all accrued interest on the principal amount on or before April 30, 1998, however Glycosyn shall use its best efforts to prepay the principal amount of the Note as soon as practicable. The parties hereby acknowledge that Glycosyn has advanced to date $20,000 under the Note. Upon Glycosyn's payment in full of the Note in accordance with its terms, the Escrow Agent shall release the NCT Shares to Glycosyn. In the event that Glycosyn fails to pay the initial $50,000 of principal under the Note by December 31, 1997 or the entire principal amount of the Note by April 30, 1998, the Escrow Agent shall return the NCT Shares to NCT for cancellation and all amounts paid by Glycosyn under the Note shall be repaid by NCT, with interest on the unpaid principal amount at the rate of 10% per annum from the date of advance by Glycosyn under the Note, in twelve (12) equal monthly installments commencing May 31, 1998 and on the last day of each of the following 11 months until paid in full. The terms of the escrow shall be set forth in a separate Escrow Agreement by and among the Escrow Agent, Glycosyn, Head and Spielvogel.

          2. OPTIONS. As an inducement to Glycosyn to conduct the investment in NCT, and as additional consideration therefore, Head and Spielvogel each hereby grant Glycosyn an option ("Option" or the "Options") to purchase all, but not less than all, of their common shares of NCT (i.e., 51 common shares from Head and 49 common shares from Spielvogel), at the exercise price of $7500.00 per share, for the period terminating two years from the Closing. Glycosyn shall only be allowed to exercise the Options jointly and in their entirety.
The Options shall be exercisable by Glycosyn upon and subject to its payment of the entire principal amount of the Note and shall provide for the exercise of the Option, and payment in full of the underlying shares, by Glycosyn's delivery of shares ("Glycosyn Shares") of Glycosyn Common Stock to the optionor at the rate of $0.30 per Glycosyn Share. The Options shall contain customary and reasonable terms concerning investor representations necessary to substantiate compliance with applicable federal and state securities laws and anti-dilution adjustment, including "average-down" anti-dilution adjustment in the event of Glycosyn's issuance of shares of its common stock for consideration of less than $0.30 per share. At the request of Optionor, Glycosyn shall use its best efforts to restructure the issuance of the Glycosyn Shares for the NCT common shares as a tax-exempt statutory merger.

          3. WARRANTIES, REPRESENTATIONS AND INDEMNITY. The parties will provide usual and customary warranties, representations and indemnities to each other by way of the Definitive Agreement, including, without limitation, representations and warranties concerning liabilities (contingent or otherwise), litigation (current or threatened), any investigation (past or present) by regulatory bodies, and related significant events which might affect the consummation of the Investment Transaction. Each party represents and warrants that it has full and absolute right, power and authority and legal capacity to execute, deliver and perform this Letter Agreement and all other agreements contemplated hereby to be executed by the party and, upon such execution, this Letter Agreement will be the valid and binding obligation of the party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and moratorium laws

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and other laws of general application affecting enforcement of creditors rights generally. Each party represents and warrants to the other that the execution, delivery, and performance of this Letter Agreement by such party does not and will not reach, violate, conflict with or permit the cancellation of, any agreement to which they are a party or by which any of its properties are bound.

          4. DUE DILIGENCE/ACCESS. Until the Investment Transaction is consummated or terminated, Glycosyn, on the one hand, and NCT, Head and Spielvogel, on the other hand, will permit the officers, directors, employees, agents, accountants and legal representatives of the other to investigate, review and copy its business records and financial statements and inspect its facilities.

          5. CONFIDENTIALITY. Glycosyn, on the one hand, and NCT, Head and Spielvogel, on the other hand, agree on behalf of itself and its employees, agents, accountants, attorneys and other advisors, that they will not divulge confidential information obtained from the other to third parties (other than their employees, agents, accountants and attorneys). In the event the Investment Transaction is abandoned, each party agrees to return to the other party all copies of any documentary confidential information that the other party has provided to it and any notes, memoranda or other documents generated by it with respect to such confidential information. Glycosyn acknowledges and agrees that all patents filed by Glycosyn or NCT relating to inventions by Head or Spielvogel shall identify them as the inventors. Head and Spielvogel agree that all inventions made by them in the course of their employment by NCT or Glycosyn, including all patent rights, shall be assigned to NCT or Glycosyn as the case may be. Head and Spielvogel agree to enter into with NCT, and Glycosyn shall cause its principal officers and researchers to enter into with it, an Employee Non-Disclosure and Invention Assignment Agreement in the form attached hereto as Exhibit A.

          6. ACQUISITION FOR INVESTMENT. Glycosyn, on the hand, and Head and Spielvogel, on the other hand, are acquiring the NCT Shares (including the NCT common shares underlying the Options) and the Glycosyn Shares, respectively, for their own account, for investment purposes only and not with a view to, or for sale in connection with, a distribution, as that term is used in Section 2(11) of the Securities Act of 1933 ("1933 Act") thereof in a manner which would require registration under the 1933 Act or any state securities laws. Glycosyn, Head and Spielvogel understand that the securities to be acquired by each of then hereunder cannot be sold or assigned without registration and/or qualification under the 1933 Act and applicable state securities laws.
Glycosyn, Head and Spielvogel understand and acknowledge that the securities to be acquired by each of them hereunder and the certificates evidencing such securities will bear the following legend:

          THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR THE SECURITIES LAWS OF ANY STATE. THE


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          SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE
          SOLD OR TRANSFERRED FOR VALUE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION THEREOF UNDER THE SECURITIES ACT OF 1933 AND/OR THE SECURITIES ACT OF ANY STATE HAVING JURISDICTION OR AN OPINION OF COUNSEL ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR ACTS.

          7. CONDUCT OF BUSINESS PRIOR TO AND AFTER CLOSING. Glycosyn, on the one hand, and NCT, Head and Spielvogel, on the other hand, agree that prior to closing or abandonment of the Investment Transaction, each entity will conduct its business and operations in the ordinary course. NCT, Head and Spielvogel agree that until Glycosyn defaults under the Note or the Options are exercised in full or expire by their terms, NCT shall not enter into or consummate, nor solicit or encourage any offers for NCT's involvement in, any of the following transactions ("Prohibited Transactions"): (i) any merger, consolidation or sale of assets outside the ordinary course of business by NCT or any affiliate of NCT; or (ii) any issuance of the equity securities of NCT or any contracts or rights for a third party's acquisition of the equity securities of NCT. Head and Spielvogel each agree that until Glycosyn defaults under the Note or the Options are exercised in full or expire by their terms, they will not enter into or consummate, nor solicit or encourage any offers for, any transfer, sale, assignment or hypothecation of their common shares of NCT.

          8. EXPENSES. Whether or not the parties enter into a Definitive Agreement, all costs and expenses incurred in connection with this Letter Agreement and the proposed Investment Transaction shall be paid by the party incurring such costs or expenses.

          9. CLOSING. The parties shall use their best efforts and good faith to promptly prepare and execute a Definitive Agreement satisfactory to all parties and close the Investment Transaction no later than November 30, 1997 (the "Closing"). Either party may terminate this Agreement upon 30 days' prior written notice in the event the other party either: (i) institutes proceedings to be adjudicated a bankrupt or insolvent, (ii) consents to the institution of bankruptcy or insolvency proceedings against it; (iii) files a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Act or any other applicable federal or state law; or (iv) consents to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) for it or any substantial part of its property.


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          10.  PRESS RELEASES.  The parties agree to consult with one another prior to dissemination of any press release or public disclosure of information regarding the Investment Transaction contemplated between the parties.

          11. BOARD REPRESENTATION. Subject to and concurrent with the Closing, both Head and Spielvogel shall be appointed to the Board of Directors of Glycosyn and Kevin DeVito shall be appointed to the Board of Directors of NCT, and NCT and Glycosyn shall maintain such appointments until such time as Glycosyn defaults under the Note or the options are exercised in full or expire by their terms.

          12. Miscellaneous. This Letter Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The rights and obligation of either party to this Letter Agreement may not be assigned by such party without the prior written consent of the other party. This Letter Agreement and the exhibits contain the entire agreement of the parties hereto and may not be modified, altered or changed in any manner whatsoever, except by a written agreement signed by the parties hereto. This Letter Agreement may be executed in two counterparts, each signed by one of the parties and both of said counterparts together shall constitute one and the same instrument. The parties agree that facsimile signatures may be relied upon by each of the parties hereto as original signatures. This Letter Agreement shall be construed and interpreted in accordance with and governed and enforced in all respects by the laws of the State of North Carolina.

                               [Continued on next page]


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     As noted above, it is understood that this Letter Agreement represents the binding agreements of the parties. If the matters set forth herein accurately reflect the terms and conditions of the proposed Investment Transaction, please execute a copy of this Letter Agreement in the location provided below and return an executed copy to me. Thank you.

                                   Very truly yours,

                                   GLYCOSYN PHARMACEUTICALS, INC.

                                   By:  /s/ Kevin DeVito
                                       ------------------------------------
                                        Kevin DeVito, President
ACKNOWLEDGED AND AGREED:

NEW CONCEPT THERAPEUTICS, INC.

By: /s/ Gerald Head, President             October 31, 1997
   ----------------------------------
     Gerald Head, President

 /s/ Gerald Head                           October 31, 1997
-------------------------------------
Gerald Head, an individual

/s/ David Spielvogel                       October 31, 1997
-------------------------------------
David Spielvogel, an individual


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                                     EXHIBIT "A"

                                EMPLOYEE NONDISCLOSURE
                                         AND
                            INVENTION ASSIGNMENT AGREEMENT


     In consideration of my employment or the continuation of my employment (it being understood that this Agreement does not itself give me rights to employment or continued employment) by ___________________________________, or any of its predecessors, successors, assigns, affiliates or subsidiary companies (each hereinafter referred to as the "Company"), I agree as follows:


I.   TRADE SECRETS AND CONFIDENTIAL INFORMATION.

     A.   Confidentiality and Confidential Information.

          I agree to regard and preserve as confidential all information obtained by me relating or pertaining to (i) the Company's business, projects, plans, products, services planned or proposed products or services, customers, potential customers, trade secrets, and other confidential information (including business and financial information, and any computer programs and software or unpublished know-how, whether patented or unpatented), and to (ii) all of my activities for or on behalf of the Company, and I agree not to publish or disclose any part of such information to others or use the same for my own purposes or the purposes of others, during the term of my employment by the Company or thereafter. Any information of the Company which is not readily available to the public shall be considered by me to be confidential information and therefore within the scope of this Agreement, unless the Company advises me otherwise in writing. I further agree to preserve as confidential the confidential information of any third party to which I may have access and to treat such information as though it were Company confidential information.

     B.   Prevention of Unauthorized Release of Company Confidential
Information.

          I agree to promptly advise the Company of any knowledge which I may have of any unauthorized release or use of any Company confidential information, and shall take reasonable measures to prevent unauthorized persons or entities from having access to, obtaining or being furnished with any Company confidential information.

     C.   Confidential Information of Third Parties.

          I agree not to disclose to the Company and not to use in any way in connection with my employment by the Company any confidential information or trade secrets of any kind, or any embodiments thereof, of any previous employer or other third party. Specifically, and without limitation, I agree to use only my general knowledge, experience and skill in connection with my employment with the Company and acknowledge that this is the purpose for which I have been


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hired by the Company.

     D.   Termination of Employment.

          I agree that, upon termination of my employment with the Company (voluntary or otherwise), I will return to the Company all things belonging to the Company, and that all documents, records, notebooks and tangible articles containing or embodying confidential information, including copies thereof, then in my possession or control, whether prepared by me or others, will be left with the Company. I recognize that the unauthorized taking of any of the Company's trade secrets may be is a crime punishable by imprisonment in a state prison or in a county jail. I further recognize that such unauthorized taking of the Company's trade secrets may also result in civil liability.

     E.   Exit Interview.

          In consideration of my employment with the Company, I agree that, upon termination of my employment with the Company (voluntary or otherwise), I will attend an exit interview and execute a Termination Certificate in a form substantially the same as that attached hereto as Exhibit A.


II.  INVENTIONS

     A.   Disclosure of Inventions.

          I acknowledge and agree that, among my other duties for the Company, I will be employed by the Company in a position which could provide the opportunity for conceiving and/or reducing to practice inventions, programs, codes, improvements, developments, ideas or discoveries, whether patentable or unpatentable (collectively hereinafter referred to as "Inventions"). Accordingly, I agree to promptly disclose to the Company, in writing, all Inventions conceived or reduced to practice by me while in the Company's employ, either solely or jointly with others, and whether or not during regular working hours. I further agree to maintain adequate and current written records of such Inventions.

     B.   Company Inventions.

          The assignment provisions in Paragraph II.C below shall apply only to "Company Inventions" as defined herein. Company Inventions shall mean any Invention that either:

          1. relates, at the time of conception or reduction to practice of the Invention, to:

               a. the Company's business, projects, services or products, or to the marketing or utilization thereof; or

               b. the actual or demonstrably anticipated research or development of


                                      A-2

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                    the Company; or

          2. results from any work performed directly or indirectly by me for the Company; or

          3. results, at least in part, from the use of the Company's time, materials, facilities or trade secret information.


     C.   Assignment of Company Inventions.

          I hereby assign, and agree to assign, to the Company all my right, title and interest in and to all Company Inventions. Also, I hereby assign, and agree to assign, to the Company all Inventions conceived or reduced to practice by me within one year following my termination of employment with the Company (voluntary or otherwise), if the Invention is a result of the Company's information which was obtained by me during my employment with the Company.

     D.   Execution of Necessary Documents.

          I agree that, upon request and without compensation therefor, but at no expense to me, and whether during the term of my employment or thereafter, I will do all lawful acts, including the execution of papers and lawful oaths and the giving of testimony, that in the opinion of the Company, its successors and assigns, may be necessary or desirable in obtaining, sustaining, reissuing, extending and enforcing United States and foreign Letters Patent, including design patents, on all of such Company Inventions, and for perfecting, affirming, maintaining and recording the Company's complete ownership and title thereto, and to otherwise cooperate in all proceedings and matters relating thereto.

     E.   Exception.

          I have listed below all unpatented, but potentially patentable, ideas and inventions conceived prior to this employment (and which have not been assigned to a former employer) and which are, therefore, excluded from the scope of this Agreement:

III. COPYRIGHTS.

     I agree that all right, title and interest in any and all copyrights, copyright registrations and copyrightable subject matter which occur as a result of my employment with the Company shall be the sole and exclusive property of the Company, and agree that such works comprise works made for hire. I hereby assign, and agree to assign, all right, title and interest in any and all copyrights, copyright registration and copyrightable subject matter which occur as a result of my employment to the Company. I hereby irrevocably appoint Company as my attorney-in-fact for the purpose of executing any and all documents and performing any and all other acts necessary to give effect and legality to the provisions of this paragraph and paragraph II.D above.



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IV.  UNFAIR COMPETITION.

     A.   During Employment.

          I agree that during my employment with the Company I will not interfere with the business of the Company in any manner. Particularly, but without limitation, I agree to refrain from planning or organizing a competitive business during my term of employment. I further agree that during my employment with the Company, I will not have any proprietary interest in any competitive business except for an interest of less than five percent (5%) of the outstanding shares of a publicly-held corporation, meaning a corporation whose outstanding shares are owned by one hundred (100) or more shareholders.




     B.   Following Termination (For One Year).

          I agree that, for a period of one (1) year immediately following my termination of employment with the Company (voluntarily or otherwise), I will not interfere with the business of the Company in any manner. Particularly, but without limitation, I agree to refrain from the following acts:

          1. initiating contact with any employee, consultant or such other independent contractor of the Company for the purpose of hiring away such employee, consultant or other independent contractor, and

          2.   soliciting customers of the Company.

     C.   Non-Competition.

          If permitted by the laws of the state or country where I reside or where I reside following termination of my employment with the Company, I hereby agree that for a period of one (1) year immediately following my employment, I will not compete with the business, products or services of the Company in any manner within the geographic areas in which such products or services are distributed or in which such business is conducted.

V.   GENERAL PROVISIONS.

     A. If any portion of this Agreement is found to be void or unenforceable, it shall be severed herefrom, leaving in force the remainder of this Agreement.

     B. This Agreement will be binding upon my heirs, assigns, executors, administrators or other legal representatives.

     C. No waiver or modification of any of the terms or provisions of this Agreement shall



                                      A-4

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be valid unless contained in a single writing and signed by both myself and the Company. No course of conduct or manner of dealing with the parties shall constitute a waiver of any term or provision of this Agreement.

     D. In the event that any legal action becomes necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled, in addition to its court costs, to such reasonable attorney fees, expert witness fees and legal expenses as shall be fixed by a court of competent jurisdiction. Subject to the provision of paragraph IV(C), this Agreement shall be governed by the laws of the State of North Carolina. The exclusive jurisdiction for any legal proceeding regarding this Agreement shall be in the courts of said state, and I hereby expressly submit to the jurisdiction of said courts.

     E. Nothing in this Agreement shall limit the remedies available to the Company. Specifically, and without limitation, wherever I have agreed to execute assignment or other documents for the benefit of the Company, I hereby irrevocably appoint the Company as my attorney-in-fact for the limited purpose of executing any and all such documents and performing any and all other acts necessary to give effect and legality to the provisions of this Agreement.

     F. Wherever necessary to carry out the intent of the parties, certain provisions of this Agreement, including, without limitation, Paragraphs I, II.A, C, D; III; IV; and V, shall survive the termination of my employment with the Company and shall continue in full force and effect.

     G. I acknowledge that this Agreement is in consideration of my employment with the Company, whether executed before, at, or following my initial employment therewith. I further acknowledge that this Agreement does not create any obligation for my continued employment by the Company.

     H. This Agreement, including Exhibit A, contains the entire understanding between myself and the Company with respect to the subject matter hereof, and there are no representations, warranties, promises or undertakings other than those contained in the provisions above.

     I. This Agreement is executed by me at __________, _______________, this __ day of October 1997.


WITNESS:                                EMPLOYEE:



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(Signature)                             (Signature)


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                                     EXHIBIT A-1

                               TERMINATION CERTIFICATE



     This is to confirm that I have reviewed the Employee Nondisclosure and Invention Assignment Agreement signed by me on (date) ____________________, 19__, and that I understand the terms of that Agreement and the continuing obligations I have under that Agreement. During the course of my employment with ____________________________ (the "Company"), I have had access to information regarded by the Company as confidential. Confidential information to which I have had access includes, but is not limited to, information associated with the following subject matter:

                                                                              .

     I certify that I do not have in my possession or control, nor have I failed to return, any specifications, drawings, blueprints, reproductions, prototypes, sketches, notes, reports, proposals or copies thereof, or other documents or materials, tools, equipment or other property belonging to the Company, including any documents, records, notebooks and similar repositories of confidential information, including copies thereof, whether prepared by me or others.

     I further certify that I have complied with and will continue to comply with all of the terms of the Employee Nondisclosure and Invention Assignment Agreement signed by me with the Company, including the reporting of any inventions conceived or reduced to practice by me and covered by the Agreement. I further agree that in compliance with the Employee Nondisclosure and Invention Assignment Agreement, I will preserve as confidential all proprietary technical and business information pertaining to the Company. During the course of my employment with the Company, I have become familiar with its procedures for protecting trade secrets and confidential information and agree that they are reasonable under the circumstances to maintain the secrecy of such information.

     Upon termination of my employment with the Company, I will be employed by (name of new employer) _________________________ in the (division/department) ______________________________ and will be working in connection with the projects (generally describe the projects):
                                                                              .

                                      A-1-1

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     If requested by the Company, I agree to notify my new employer as to the general nature or subject matter of the confidential and proprietary information to which I had access while employed by the Company, and as to my obligations with respect to such information.

     Executed by me at _______________, _______________, this _____ day of
_______________, 19__.


WITNESS:                                EMPLOYEE:



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(Signature)                             (Signature)


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